Execution Version

NOTE
As of May 13, 2015
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to BANK OF AMERICA, N.A. or its registered assigns (in such case, the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit, Security and Guaranty Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified, renewed or replaced in writing from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement), among the Borrower, the Guarantors from time to time party thereto, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before, as well as after, judgment) computed at the per annum rate provided in the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, as set forth in the Credit Agreement.
Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
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THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
WWE STUDIOS FINANCE CORP.

By:    /s/ GEORGE A. BARRIOS
Name: George A. Barrios
Title: Chief Strategy and Financial Officer

Signature Page to Note
LA\4088838.3

ANNEX A
to Note
Loans and Loan Payments

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By